Exhibit 4.2

NATWEST GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

as Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

dated as of August 15, 2024

to the

AMENDED AND RESTATED INDENTURE

dated as of December 13, 2017

and the

SEVENTH SUPPLEMENTAL INDENTURE

dated as of August 19, 2020

in respect of

$1,250,000,000 4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030

$500,000,000 Senior Callable Floating Rate Notes due 2028

This FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of August 15, 2024, among NATWEST GROUP PLC, a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered an amended and restated Indenture dated as of December 13, 2017, as amended and supplemented by the Seventh Supplemental Indenture dated as of August 19, 2020 (the “Base Indenture”) to provide for the issuance of the Company’s Senior Debt Securities from time to time;

WHEREAS, Section 9.01(f) of the Amended and Restated Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Senior Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Amended and Restated Indenture;

WHEREAS, the Company desires to issue, as two series of Senior Debt Securities under the Base Indenture, $1,250,000,000 4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030 (the “Fixed Reset Rate Notes”) and $500,000,000 Senior Callable Floating Rate Notes due 2028 (the “Floating Rate Notes” and, together with the Fixed Reset Rate Notes, the “Senior Notes”) to be issued pursuant to this Fourteenth Supplemental Indenture dated as of August 15, 2024 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS, this Fourteenth Supplemental Indenture shall amend and supplement the Base Indenture except where this Fourteenth Supplemental Indenture only applies to the Senior Notes; to the extent that the terms of the Base Indenture are inconsistent with the provisions of this Fourteenth Supplemental Indenture, the terms of this Fourteenth Supplemental Indenture shall govern;

WHEREAS, there are no debt securities outstanding of any series created prior to the execution of this Fourteenth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the entry into of this Fourteenth Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourteenth Supplemental Indenture, and whereas all actions required by it to be taken in order to make this Fourteenth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been taken and performed, and the execution and delivery of this Fourteenth Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Fourteenth Supplemental Indenture:

(a)       a term defined anywhere in this Fourteenth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation; and

(e)       for purposes of this Fourteenth Supplemental Indenture and the Base Indenture, the term “series” shall mean the series of securities designated as the Senior Notes.

Article 2
THE SENIOR DEBT SECURITIES

Section 2.01. Terms specific to the Fixed Reset Rate Notes. The following terms relating to the Fixed Reset Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)       The title of the Fixed Reset Rate Notes shall be the “$1,250,000,000 4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030”;

(b)       The aggregate principal amount of the Fixed Reset Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,250,000,000 (except as otherwise provided in the Indenture);

(c)       Principal on the Fixed Reset Rate Notes shall be payable on August 15, 2030 (the “Fixed Reset Rate Notes Maturity Date”), unless earlier redeemed in accordance with the provisions set forth in Article 11 of the Indenture;

(d)       The Fixed Reset Rate Notes shall be issued in global registered form on or about August 15, 2024;

(e)       The Fixed Reset Rate Notes shall bear interest from (and including) August 15, 2024 to (but excluding) August 15, 2029 (the “Fixed Reset Rate Notes Reset Date”), at a rate of 4.964% per annum, and from (and including) the Fixed Reset Rate Notes Reset Date to (but excluding) the Fixed Reset Rate Notes Maturity Date (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent on the Fixed Reset Rate Notes Reset Determination Date (as defined below), plus 1.220%. Interest on the Fixed Reset Rate Notes will be paid semi-annually in arrear on February 15 and August 15 of each year (each, a “Fixed Reset Rate Notes Interest Payment Date”), beginning on February 15, 2025, to (and including) the Fixed Reset Rate Notes Maturity Date;

(f)       The “Fixed Reset Rate Notes Reset Determination Date” will be the second business day immediately preceding the Fixed Reset Rate Notes Reset Date;

(g)       Interest on the Fixed Reset Rate Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period; and

(h)       The U.S. Treasury Rate shall be determined by the Calculation Agent in accordance with the following provisions:

“U.S. Treasury Rate” means, with respect to the Fixed Reset Rate Notes, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the Fixed Reset Rate Notes Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Fixed Reset Rate Notes Reset Determination Date, in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Fixed Reset Rate Notes Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Fixed Reset Rate Notes Reset Date;

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Fixed Reset Rate Notes Reset Determination Date on which such rate was set forth in such release (or any successor release);

“Comparable Treasury Issue” means, with respect to the Fixed Reset Rate Notes Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Fixed Reset Rate Notes Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year;

“Comparable Treasury Price” means, with respect to the Fixed Reset Rate Notes Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Fixed Reset Rate Notes Reset Date (calculated on the Fixed Reset Rate Notes Reset Determination Date preceding the Fixed Reset Rate Notes Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer;

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars; and

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Fixed Reset Rate Notes Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Fixed Reset Rate Notes Reset Determination Date.

Section 2.02. Terms specific to the Floating Rate Notes. The following terms relating to the Floating Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)       The title of the Floating Rate Notes shall be the “$500,000,000 Senior Callable Floating Rate Notes due 2028”;

(b)       The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $500,000,000 (except as otherwise provided in the Indenture);

(c)       Principal on the Floating Rate Notes shall be payable on November 15, 2028 (the “Floating Rate Notes Maturity Date”), unless earlier redeemed in accordance with the provisions set forth in Article 11 of the Indenture;

(d)       The Floating Rate Notes shall be issued in global registered form on or about August 15, 2024;

(e)       The Floating Rate Notes shall bear interest from (and including) August 15, 2024 to (but excluding) the Floating Rate Notes Maturity Date, at a rate of equal to the Benchmark (initially, Compounded Daily SOFR) plus 1.300% per annum (the “Floating Rate Notes Margin”). The interest rate applicable to the Floating Rate Notes will be reset quarterly on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2024 (each, a “Floating Rate Notes Interest Reset Date”). The regular record dates for the Floating Rate Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day. Interest on the Floating Rate Notes will be payable quarterly in arrear on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2024 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Reset Rate Notes Interest Payment Date, each an “Interest Payment Date”).

(f)        Interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on August 15, 2024 and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each a “Floating Rate Interest Period”);

(g)       If any scheduled Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date (other than the maturity date) is not a business day, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Notes Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Notes Interest Payment Date;

(h)       The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law. In addition, when calculating Compounded Daily SOFR for any Floating Rate Interest Period, if SOFR for a particular day during that Floating Rate Interest Period is negative, then the amount of interest attributable to that day may be less than zero; provided that in no event will the amount of interest payable on the Floating Rate Notes for any interest period be less than zero;

(i)       The calculation of the Benchmark will be in accordance with the following provisions:

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website; or

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Floating Rate Notes Margin.

“designee” means an affiliate or any other agent of NatWest Group plc.

“Floating Rate Notes Interest Determination Date” means the date that is two USGS Business Days before each applicable Floating Rate Notes Interest Reset Date (the “Floating Rate Notes Interest Determination Date”).

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Floating Rate Notes Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Floating Rate Notes Interest Determination Date prior to the first Floating Rate Notes Interest Payment Date, the initial rate of interest which would have been applicable to the Floating Rate Notes for the first Floating Rate Interest Period had the Floating Rate Notes been outstanding for a period equal in duration to the scheduled first Floating Rate Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin).

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner we consider to be substantially consistent with market practice (or, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) decides that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement

The Company will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner), in each case to the extent permitted by the Trust Indenture Act, (i) will acknowledge, accept, consent and agree to be bound by the Company’s or the designee of the Company’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the principal paying agent and the Calculation Agent or the Company’s designee for, agree not to initiate a suit against the trustee, the principal paying agent and the Calculation Agent or the Company’s designee in respect of, and agree that none of the trustee, the principal paying agent or the Calculation Agent or the Company’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Company to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Company’s determination, the same could reasonably be expected to prejudice the qualification of the Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

Section 2.03. General Terms of the Senior Notes. The following terms relating to each series of the Senior Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)       The “Regular Record Dates” for each series of Senior Notes will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day;

(b)       If any scheduled Interest Payment Date is not a business day, the Company will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date;

(c)       If the scheduled Maturity Date or date of redemption or repurchase or repayment of the Senior Notes of a series is not a business day, the Company may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment;

(d)       The Calculation Agent for the Senior Notes is National Westminster Bank plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on August 15, 2024;

(e)       All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward;

(f)       No premium, upon redemption or otherwise, shall be payable by the Company on the Senior Notes;

(g)       The form of the Senior Notes shall be evidenced by one or more global notes in registered form. For the Fixed Reset Rate Notes, the face of the global note shall be substantially in the form of Exhibit A. For the Floating Rate Notes, the face of the global note shall be substantially in the form of Exhibit B, and the reverse of the Senior Notes shall be substantially in the form of Exhibit C, each as attached to this Fourteenth Supplemental Indenture and made a part thereof;

(h)       Principal of and any interest on each series of the Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(i)       The Senior Notes of a series shall not be redeemable except as provided in Article 11 of the Base Indenture as amended by Section 3.09 and Section 3.10 of this Fourteenth Supplemental Indenture. The Senior Notes of a series shall not be redeemable at the option of the Holders at any time. In connection with any redemption of Senior Notes of a series pursuant to Section 11.08 of the Base Indenture, the date referenced therein shall be August 15, 2024;

(j)       The Company shall have no obligation to redeem or purchase the Senior Notes of a series pursuant to any sinking fund or analogous provision;

(k)       The Senior Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(l)       The principal amount of, and any accrued interest on, the Senior Notes of a series shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture, as amended by Section 3.05 of this Fourteenth Supplemental Indenture;

(m)       Additional Amounts shall only be payable on the Senior Notes pursuant to Section 10.04 of the Base Indenture;

(n)       The Senior Notes shall not be converted into or exchanged at the option of the Company for stock or other securities of the Company;

(o)       The Senior Notes shall be denominated in U.S. Dollars;

(p)       The payment of principal of and interest, if any, on the Senior Notes shall be payable in U.S. Dollars;

(q)       The payment of principal of and interest, if any, on the Senior Notes shall be payable only in the coin or currency in which the Senior Notes are denominated which, pursuant to (o) above, shall be U.S. Dollars;

(r)       The Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(s)       Except in limited circumstances, the Senior Notes will not be issued in definitive form;

(t)       The Events of Default on the Senior Notes of a series are as set forth in Section 5.01 of the Base Indenture as amended by Section 3.04 of this Fourteenth Supplemental Indenture;

(u)       The Company may issue additional Senior Notes (“Additional Senior Notes”) after the date hereof having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the Senior Notes of a series except for the price to the public and issue date and, if applicable, the initial interest payment date; provided, however, that if such Additional Senior Notes have the same CUSIP, ISIN and/or Common Code as the Outstanding Senior Notes of the applicable series, such Additional Senior Notes must be fungible with the Senior Notes of the applicable series for U.S. federal income tax purposes. Any such Additional Senior Notes, together with the Senior Notes of the applicable series, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that the Company may issue under the Indenture; and

(v)       A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Article 3
AMENDMENTS TO THE BASE INDENTURE

Section 3.01. Addition of Definitions. With respect to the Senior Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Benchmark” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Transition Provisions” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Replacement” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Replacement Adjustment” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Replacement Conforming Changes” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Replacement Date” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Benchmark Transition Event” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Beneficial Owners” shall mean (a) if the Senior Debt Securities are in global form, the beneficial owners of the Senior Debt Securities (and any interest therein) and (b) if the Senior Debt Securities are held in definitive form, the Holders in whose names the Senior Debt Securities are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Senior Debt Securities held in definitive form.

“business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

“Calculation Agent” shall mean National Westminster Bank Plc or its successor appointed by the Company, pursuant to a calculation agent agreement expected to be entered into on August 15, 2024.

“Comparable Treasury Issue” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture.

“Comparable Treasury Price” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture.

“Compounded Daily SOFR” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Corresponding Tenor” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“d”, in relation to any Observation Period, has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“d0” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Default” has the meaning set forth in Section 5.03.

“designee” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Event of Default” has the meaning set forth in Section 5.01.

“Floating Rate Notes Interest Determination Date” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Fourteenth Supplemental Indenture” means this Fourteenth Supplemental Indenture under the Amended and Restated Indenture, dated as of August 15, 2024, among the Company and the Trustee.

“i” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by the Company at its own expense.

“Interest Payment Date” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture for the Fixed Rate Notes and Section 2.02 of the Fourteenth Supplemental Indenture for the Floating Rate Notes.

“Issue Date” means August 15, 2024.

“ISDA Fallback Rate” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“ISDA Definitions” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“ISDA Fallback Adjustment” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to the Company and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in the Company’s opinion or in the opinion of the PRA are likely to be fully or partially excluded from the Company’s and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)       as a result of any amendment to, or change in, or replacement of, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in the Company’s opinion or in the opinion of the PRA are likely to be, fully or partially excluded from the Company’s and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Company and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where the exclusion of the relevant series of Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the Company and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the Company or to the Regulatory Group).

“Maturity Date” means August 15, 2030 with respect to the Fixed Reset Rate Notes and November 15, 2028 with respect to the Floating Rate Notes.

“ni” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“NY Federal Reserve’s Website” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Observation Period” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to the prudential regulation of the Company’s business.

“Reference Time” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Reference Treasury Dealer” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture.

“Reference Treasury Dealer Quotations” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture.

“Regulatory Group” means the Company, the Company’s subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of the Company’s subsidiary undertakings from time to time and any other undertakings from time to time consolidated with the Company for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Reset Determination Date” will be the second business day immediately preceding the Reset Date.

“Relevant Governmental Body” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Senior Creditors” means creditors of the Company whose claims are admitted to proof in the winding up, liquidation, administration or other insolvency procedure of the Company and who are unsubordinated creditors of the Company.

“Senior Notes” has the meaning set forth in the recitals to the Fourteenth Supplemental Indenture.

“SOFR” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“SOFRi” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“Unadjusted Benchmark Replacement” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“USGS Business Day” has the meaning set forth in Section 2.02 of the Fourteenth Supplemental Indenture.

“U.S. Treasury Rate” has the meaning set forth in Section 2.01 of the Fourteenth Supplemental Indenture.

Section 3.02. Satisfaction and Discharge. With respect to the Senior Notes only, Section 4.01 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 4.01. Satisfaction and Discharge of Amended and Restated Indenture. This Amended and Restated Indenture shall upon Company Request cease to be of further effect with respect to Senior Debt Securities of a series (except as to any surviving rights of registration of transfer or exchange of Senior Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Amended and Restated Indenture with respect to Senior Debt Securities of such series when:

(a)	all Senior Debt Securities of such series theretofore authenticated and delivered (other than (A) Senior Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Senior Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation;

(b)	the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Senior Debt Securities of such series; and

(c)	the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Amended and Restated Indenture with respect to the Senior Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Amended and Restated Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and the last paragraph of Section 10.03, shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 3.03. Application of Trust Money. With respect to the Senior Notes only, Section 4.02 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 4.02. [Reserved].

Section 3.04. Events of Default. With respect to the Senior Notes only, Section 5.01 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Senior Debt Securities of a particular series, means the making of an order by a court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency). The exercise of any U.K. bail-in power by the relevant U.K. authority shall not constitute a default or an Event of Default under this Section 5.01 or a Default under Section 5.03.

Section 3.05. Acceleration of Maturity; Rescission and Annulment. With respect to the Senior Notes only, Section 5.02 of the Base Indenture is amended by adding the following at the end of the section:

If the Senior Debt Securities of a series become due and payable and the Company fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Senior Debt Securities of such series or this Amended and Restated Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest on the Senior Debt Securities of such series, or to institute suit for the enforcement of any such payment, each as provided for under Section 316(b) (Directions and Waivers by Bondholders; Prohibition of Impairment of Holders’ Right to Repayment) of the Trust Indenture Act, the Trustee, in its own name and as trustee of an express trust, may institute proceedings for the winding up of the Company, and/or prove in a winding up of the Company for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Senior Debt Securities of such series or this Amended and Restated Indenture) but no other remedy shall be available to the Trustee or the Holders.

Section 3.06. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. With respect to the Senior Notes only, Section 5.03 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. “Default” wherever used herein with respect to the Senior Debt Securities of a particular series, means any one of the following events (subject as provided below, whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	the Company fails to pay any installment of interest in respect of the Senior Debt Securities of such series on or before the relevant Interest Payment Date and such failure continues for 14 days; or

(b)	the Company fails to pay all or any part of the principal amount of the Senior Debt Securities of such series when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Senior Debt Securities of any series to be due and payable.

Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Senior Debt Securities of a series by their acceptance thereof will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to the Senior Debt Securities of such series, the Fourteenth Supplemental Indenture or this Amended and Restated Indenture (or between the Company’s obligations under or in respect of any Senior Debt Security and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any winding-up, liquidation or administration of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder (or the Trustee acting on behalf of such Holders) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holders) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any winding-up, liquidation or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for the Senior Creditors and accordingly such discharge shall be deemed not to have taken place.

Notwithstanding the foregoing and any other provisions, a failure to make any payment on the Senior Debt Securities of a series shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, provided, however, that the Trustee may require the Company to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case the Company shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to the Company informing it of such determination.

Upon the occurrence of any Event of Default or Default, the Company shall give prompt written notice to the Trustee. Except as otherwise provided in this Article 5, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Senior Debt Securities whether in connection with any breach by the Company of its obligations under the Senior Debt Securities, this Amended and Restated Indenture or otherwise, including by judicial proceedings, provided that the Company shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Debt Securities of any series prior to any date on which the principal of, or any interest on, the Senior Debt Securities of any such series would have otherwise been payable.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim based thereon and no recourse under or upon any obligation, covenant or agreement of the Company in this Amended and Restated Indenture, or in any Senior Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Amended and Restated Indenture and the issue of the Senior Debt Securities.

No remedy against the Company, other than as referred to in Article 5 of this Amended and Restated Indenture, shall be available to the Trustee or the Holders of the Senior Debt Securities of a series whether for the recovery of amounts owing in respect of such Senior Debt Securities or under this Amended and Restated Indenture or in respect of any breach by the Company of its obligations under this Amended and Restated Indenture or in respect of the Senior Debt Securities of a series, except that the Trustee and the Holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act, including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Debt Securities of a series are subject to the ranking provisions set forth in this Amended and Restated Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a Holder, absent the Holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities of a series.

Section 3.07. With respect to the Senior Notes only, Sections 5.07(a), 5.07(b), 5.11, 5.13, 6.02, 6.03(i), 8.03(c) of the Base Indenture shall be amended to add the words “or Default” after each appearance of the words “Event of Default”.

Section 3.08. Additional Amounts. With respect to the Senior Notes only, Section 10.04 of the Base Indenture is amended to delete Sections 10.04(v) and 10.04(vii) and the rest of the Section 10.04 is deemed to have changed to the extent affected by the changes described in this Section 3.08.

Section 3.09. Optional Redemption Due to Changes in Tax Treatment. With respect to the Senior Notes only, Section 11.08 of the Base Indenture is amended to replace in the first paragraph the word “Unless” with the words “Subject to Sections 11.04 and 11.11 and unless”.

Section 3.10. Redemption of Senior Debt Securities. With respect to the Senior Notes only, Article 11 of the Base Indenture is amended to amend and restate Section 11.04 and to add a Section 11.09, Section 11.10 and Section 11.11, each of which shall read as follows:

Section 11.04. Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, notice of redemption shall be given (i) not less than 15 calendar days nor more than 30 calendar days prior to the Redemption Date to each Holder of Senior Debt Securities of a series to be redeemed and (ii) to Trustee at least 5 business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee in the manner and to the extent provided in Section 1.06.

Any redemption notice will state:

a)	the Redemption Date;

b)	the Redemption Price;

c)	that, and subject to what conditions, the Redemption Price will become due and payable on the Redemption Date and that payments will cease to accrue on such date;

d)	the place or places at which each Holder may obtain payment of the Redemption Price; and

e)	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Debt Securities.

Notice of redemption of Senior Debt Securities of a series to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company.

Section 11.09. Optional Redemption. Subject to Section 11.11, the Company may, at the Company’s option and in its sole discretion, redeem the Fixed Reset Rate Notes, in whole but not in part, on August 15, 2029, and the Company may, at the Company’s option and in its sole discretion, redeem the Floating Rate Notes, in whole but not in part, on November 15, 2027, respectively, in each case at a Redemption Price equal to 100% of the principal amount of the Senior Debt Securities of any series together with any accrued but unpaid interest to, but excluding, the Redemption Date.

Section 11.10. Loss Absorption Disqualification Event Redemption. Subject to Sections 11.04 and 11.11, the Company may, at the Company’s option and in its sole discretion, redeem the Senior Debt Securities of any series, in whole but not in part, (i) in respect of the Fixed Reset Rate Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at a Redemption Price equal to 100% of the principal amount of the Senior Debt Securities of any series together with any accrued but unpaid interest to, but excluding, the Redemption Date, if the Company determines that a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, the Company shall deliver to the Trustee a certificate signed by two authorised signatories of the Company stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the Holders.

Section 11.11. Conditions to Redemption and Repurchase. Notwithstanding any other provision, the Company may only redeem Senior Debt Securities of any series prior to their Maturity Date (as provided for in Section 11.08, Section 11.09 and Section 11.10) or repurchase Senior Debt Securities of any series (and give notice thereof to the Holders of such series of Senior Debt Securities in the case of redemption) if the Company has obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Article 4
MISCELLANEOUS

Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Fourteenth Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 4.02 herein, the Base Indenture shall be amended and supplemented in accordance herewith, and this Fourteenth Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Senior Notes.

Section 4.02. Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Indenture, and in the case of such Opinion of Counsel, that this Fourteenth Supplemental Indenture is authorized or permitted by the Base Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Base Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, as conclusive evidence that this Fourteenth Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 4.03. Confirmation of Indenture. The Base Indenture and this Fourteenth Supplemental Indenture with respect to the Senior Notes, is in all respects ratified and confirmed, including without limitation Section 6.07 and Article 12 of the Base Indenture, and the Base Indenture, this Fourteenth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Senior Notes, be read, taken and construed as one and the same instrument. This Fourteenth Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Senior Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Fourteenth Supplemental Indenture, the terms and conditions of this Fourteenth Supplemental Indenture shall prevail with respect to the Senior Notes.

Section 4.04. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Fourteenth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Fourteenth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.05. Governing Law. This Fourteenth Supplemental Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Base Indenture, and except that the authorization and execution by the Company of this Fourteenth Supplemental Indenture and the Senior Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 4.06. Reparability. In case any provision contained in this Fourteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07. Counterparts. This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the date first written above.

NATWEST GROUP PLC, as the Company

By:	/s/ Donal Quaid
Name:	Donal Quaid
Title:	NatWest Group Treasurer

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Nicolai Gnaciuc
Name:	Nicolai Gnaciuc
Title:	Authorised Signatory

[Signature Page to Fourteenth Supplemental Indenture]

EXHIBIT A

FORM OF FIXED RESET RATE SENIOR NOTES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. [●]

ISIN No. [●]

NATWEST GROUP plc

[●] [●]% SENIOR CALLABLE FIXED-TO-FIXED RESET RATE NOTES
DUE 20[●]

(“SENIOR NOTES”)

No. [●]	$[●]

NATWEST GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] million dollars) on [●], 20[●] (the “Maturity Date”), or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon in accordance with the terms set out below.

The Senior Notes shall bear interest from (and including) [●], 2024 to (but excluding) [•] (the “Reset Date”), at a rate of [●]% per annum, and from (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent on the Reset Determination Date (as defined below), plus [●]%. Interest on the Senior Notes will be paid semi-annually in arrear on [•] and [•] of each year (each, an “Interest Payment Date”), beginning on [●], 2025, to (and including) the Maturity Date. The Company’s obligation to pay the principal of and any interest on the Senior Notes shall not be deferrable.

1

The “Reset Determination Date” will be the second business day immediately preceding the Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

The “Calculation Agent” for the Senior Notes is National Westminster Bank plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on [●], 2024. The Calculation Agent shall determine the U.S. Treasury Rate in accordance with the following provisions:

(i)       “U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturity, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

(ii) If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

2

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

3

Interest on the Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

The “Regular Record Dates” for the Senior Notes will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day.

If (i) the Company fails to pay any installment of interest in respect of this Senior Note on or before the relevant Interest Payment Date and such failure continues for 14 days, or (ii) the Company fails to pay all or any part of the principal amount of this Senior Note when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Senior Notes to be due and payable.

Payment of the principal amount of, and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

4

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of any Senior Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Senior Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Senior Note into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the maturity of this Senior Note, or amendment of the amount of interest due on this Senior Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Senior Note solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of this Senior Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Senior Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

For these purposes, “U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the U.K. is no longer a member state of the European Union) and/or within the context of a U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised, “relevant U.K. authority” means any authority with the ability to exercise a U.K. bail-in power.

5

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: [●], 2024

Executed by NATWEST GROUP PLC

By:
Name:
Title:	Authorized Signatory

6

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [●], 2024

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

EXHIBIT B

FORM OF FLOATING RATE SENIOR NOTES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. [●]

ISIN No. [●]

NATWEST GROUP plc

[●] SENIOR CALLABLE FLOATING RATE NOTES DUE 20[●]

(“SENIOR NOTES”)

No. [●]	$[●]

NATWEST GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] million dollars) on [●], 20[●] (the “Maturity Date”), or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon in accordance with the terms set out below.

From (and including) [●], 2024 to (but excluding) the Maturity Date, the interest rate on the Senior Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus [●]% per annum (the “Floating Rate Notes Margin”), accruing from (and including) [●], 2024 to (but excluding) the Maturity Date. The interest rate applicable to the Senior Notes will be reset quarterly on [●], [●], [●] and [●] of each year, beginning on [●], 2024 (each, a “Floating Rate Notes Interest Reset Date”).

The regular record dates for the Senior Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day.

Interest on the Senior Notes will be payable quarterly in arrear on [●], [●], [●] and [●] of each year, beginning on [●], 2024 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date”).

Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first interest period of the Senior Notes will begin on [●], 2024 and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each a “Floating Rate Interest Period”).

If any scheduled Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date (other than the maturity date) is not a business day, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Notes Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Notes Interest Payment Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

The “Calculation Agent” for the Senior Notes is National Westminster Bank plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on [●], 2024.

The Benchmark shall be determined in accordance with the following provisions:

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website; or

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Floating Rate Notes Margin.

“designee” means an affiliate or any other agent of NatWest Group plc.

“Floating Rate Notes Interest Determination Date” means the date that is two USGS Business Days before each applicable Floating Rate Notes Interest Reset Date.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Floating Rate Notes Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Floating Rate Notes Interest Determination Date prior to the first Floating Rate Notes Interest Payment Date, the initial rate of interest which would have been applicable to the Floating Rate Notes for the first Floating Rate Interest Period had the Floating Rate Notes been outstanding for a period equal in duration to the scheduled first Floating Rate Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin).

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner we consider to be substantially consistent with market practice (or, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) decides that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement

The Company will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner), in each case to the extent permitted by the Trust Indenture Act, (i) will acknowledge, accept, consent and agree to be bound by the Company’s or the designee of the Company’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the principal paying agent and the Calculation Agent or the Company’s designee for, agree not to initiate a suit against the trustee, the principal paying agent and the Calculation Agent or the Company’s designee in respect of, and agree that none of the trustee, the principal paying agent or the Calculation Agent or the Company’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Company to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Company’s determination, the same could reasonably be expected to prejudice the qualification of the Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

If (i) the Company fails to pay any installment of interest in respect of this Senior Note on or before the relevant Floating Rate Notes Interest Payment Date and such failure continues for 14 days, or (ii) the Company fails to pay all or any part of the principal amount of this Senior Note when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Senior Notes to be due and payable.

Payment of the principal amount of, and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of any Senior Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Senior Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Senior Note into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the maturity of this Senior Note, or amendment of the amount of interest due on this Senior Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Senior Note solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of this Senior Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Senior Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

For these purposes, “U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the U.K. is no longer a member state of the European Union) and/or within the context of a U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised, “relevant U.K. authority” means any authority with the ability to exercise a U.K. bail-in power.

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: [●], 2024

Executed by NATWEST GROUP PLC

By:
Name:
Title:	Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [●], 2024

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

EXHIBIT C

[Reverse of Note]

This note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under an amended and restated indenture dated as of December 13, 2017 (the “Amended and Restated Indenture”), as amended and supplemented in respect of the Senior Notes by the fourteenth supplemental indenture dated as of [●], 2024 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●].

The Company may, from time to time, without the consent of the Holders of the Senior Notes, issue Additional Senior Debt Securities having the same ranking and interest rate, Maturity Date, redemption terms and other terms as the Senior Notes of this series, except for the price to the public and issue date and, if applicable, the initial interest payment date. Any such Additional Senior Debt Securities, together with the Senior Notes of this series, will constitute a single series of Senior Notes under the Indenture and shall be included in the definition of “Senior Debt Securities” in the Indenture where the context requires; provided, however, that if such Additional Senior Debt Securities are not fungible with the Outstanding Senior Notes of this series for U.S. federal income tax purposes, the Additional Senior Debt Securities must have a CUSIP, ISIN and/or other identifying number (as the case may be) different from those used for the Outstanding Senior Notes of this series.

The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company, as described herein, ranking pari passu without any preference among themselves, and equally with all other outstanding unsecured and unsubordinated obligations, present and future of the Company, except such obligations as are preferred by operation of law.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

Except as otherwise provided in Article 5 of the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Senior Notes whether in connection with any breach by the Company of its obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that the Company shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

If a Default occurs and is continuing, the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Senior Notes to be due and payable.

Notwithstanding any other provisions of the Indenture, failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, provided, however, that the Trustee may require the Company to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case the Company shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to the Company informing it of such determination.

Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Senior Notes by their acceptance thereof will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to the Senior Notes, the Fourteenth Supplemental Indenture or the Amended and Restated Indenture (or between the Company’s obligations under or in respect of the Senior Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any winding-up, liquidation or administration of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder (or the Trustee acting on behalf of such Holders) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holders) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any winding-up, liquidation or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for the Senior Creditors and accordingly such discharge shall be deemed not to have taken place.

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No remedy against the Company, other than as referred to in Article 5 of the Indenture, shall be available to the Trustee or the Holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by the Company of its obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the Holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act, including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the ranking provisions set forth in the Indenture.

All amounts of principal, premium, if any, and interest on the Senior Notes will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, the Company will pay such additional amounts with respect to the principal of and premium, if any, and interest on the Senior Notes (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Senior Notes, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such Senior Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a Senior Note, or the collection of the payment on any Senior Note,

(ii) except in the case of a winding-up of the Company in the United Kingdom, the Senior Note is presented (where presentation is required) for payment in the United Kingdom,

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(iii) the Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Senior Note for payment at the close of such 30 day period,

(iv) the Holder or the beneficial owner of the Senior Note or the payment on such Senior Note failed to comply with a request by the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment on the Senior Notes to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in the Indenture there is mentioned, in the context of Senior Notes, the payment of the principal, premium, if any, or interest on, or in respect of, any Senior Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

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The Company will have the option to redeem Senior Notes of this series, in whole but not in part, on not less than 15 calendar days nor more than 30 calendar days’ notice, at any time, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the U.K. Taxing Jurisdiction (including any treaty to which a U.K. Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after [●], 2024:

(a)       in making any payment under the Senior Notes, including any payment in respect of principal or premium, if any, or interest, the Company has or will or would on the next [Interest Payment Date]1[Floating Rate Notes Interest Payment Date]2 become obligated to pay Additional Amounts;

(b)       payment of interest on the next Interest Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)       on the next [Interest Payment Date]3Floating Rate Notes Interest Payment Date]4 the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

The Company may, at the Company’s option and in its sole discretion, redeem Senior Notes of this series, in whole but not in part, on [●], 20[●], at a Redemption Price equal to 100% of the principal amount of the Senior Notes of this series together with any accrued but unpaid interest to, but excluding, the Redemption Date.

1 Insert for Fixed Reset Rate Notes

2 Insert for Floating Rate Notes

3 Insert for Fixed Reset Rate Notes

4 Insert for Floating Rate Notes

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The Company may, at the Company’s option and in its sole discretion, redeem Senior Notes of this series, in whole but not in part, [at any time]5[only on a Floating Rate Notes Interest Payment Date]6, at a Redemption Price equal to 100% of the principal amount of the Senior Notes of this series together with any accrued but unpaid interest to, but excluding, the Redemption Date, if the Company determines that a Loss Absorption Disqualification Event has occurred and is continuing. Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, the Company shall deliver to the Trustee a certificate signed by two authorised signatories of the Company stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the Holders.

Notwithstanding any other provision, the Company may only redeem Senior Notes of this series prior to their Maturity Date or repurchase Senior Notes (and give notice thereof to the Holders of this series of Senior Notes in the case of redemption) if the Company has obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

If the Company elects to redeem Senior Notes of this series, the Senior Notes will cease to accrue interest from the Redemption Date, provided the Redemption Price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of each series, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default and Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5 Insert for Fixed Reset Rate Notes

6 Insert for Floating Rate Notes

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No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of, and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

Notwithstanding any other term of any Senior Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of Senior Notes, each Holder (including each Beneficial Owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

For these purposes, “U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the U.K. is no longer a member state of the European Union) and/or within the context of a U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised, “relevant U.K. authority” means any authority with the ability to exercise a U.K. bail-in power.

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By its acquisition of Senior Notes each Holder (including each Beneficial Owner) of the Senior Notes:

(a)       acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Senior Notes; and

(c)       acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. authority, (a) the Trustee shall not be required to take any further directions from Holders of the Senior Notes under Section 5.12 of the Base Indenture, and (b) neither the Base Indenture nor this Fourteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. authority, the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Fourteenth Supplemental Indenture.

The exercise of any U.K. bail-in power by the relevant U.K. authority shall not constitute a default or an Event of Default under Section 5.01 of the Indenture.

By its acquisition of Senior Notes, each Holder and Beneficial Owner shall be deemed to have:

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(i)       consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. authority of its decision to exercise such power with respect to the Senior Notes and

(ii)       authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

If the Company has elected to redeem Senior Notes of this series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. authority exercises its U.K. bail-in power with respect to any Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Any Holder (including each Beneficial Owner) that acquires Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.